Exhibit 5.2
                                                               October 20, 2004

Media Century International Limited                 DIRECT LINE:      2842 9523
Room 3505-06, 35th Floor,                           E-MAIL:  cltan@cdp.bm
Edinburgh Tower,                                    OUR REF: TCL/176165
The Landmark                                        YOUR REF:
15 Queen's Road, Central
Hong Kong, SAR

The persons set out in the Schedule attached hereto

Dear Sirs,

MEDIA CENTURY INTERNATIONAL LIMITED (THE "COMPANY")

We have acted as special legal counsel in the British Virgin Islands to the Company in connection with the proposed offering by the Company of common shares in the Company (the "Shares"), par value US$0.10 per Share, held by them as described in the draft prospectus (the "Prospectus") contained in the Company's registration statement on Form F-1 (the "Registration Statement") to be filed with the United States Securities and Exchange Commission (the "Securities and Exchange Commission") on or about the date hereof under the United States Securities Act of 1933 (the "Securities Act").

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of British Virgin Islands and is limited to and is given on the basis of the current law and practice in British Virgin Islands. Subject as mentioned below, this opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

Our opinions are based upon the understanding that the material facts are as described in the Registration Statement and that the representations made to us are true, correct and complete. In rendering our opinions we have relied upon such documents and such representations without undertaking independently to verify the accuracy and completeness of the matters covered thereby.

On the basis of and subject to the foregoing, we are of the opinion that the statements under the caption "British Virgin Islands Taxation" in the Registration Statement, insofar as they constitute statements of British Virgin Islands tax law or legal conclusions, accurately summarize the material British Virgin Islands tax consequences to a holder owning shares in Media Century International Limited.

We hereby consent to the filing of this opinion as an Exhibit 5.2 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.


Yours faithfully,




/s/ CONYERS DILL & PEARMAN



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                                    SCHEDULE

1. AU Pui Ling

2. CHEUNG Kin Wilson

3. CHEUNG Ting Kee

4. CHUNG Ka Yee

5. LI Ying Wah

6. LIU Yu

7. SO Lai Ming Liz

8. TANG So Yan Suzanne

9. TSAI Yiu Tong

10. WONG Lap Woon

11. WOO Chi Wai




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